Exhibit 10.18
MINIMED GROUP, INC.
2026 EMPLOYEE STOCK PURCHASE PLAN
1.    Purpose of Plan.
MiniMed Group, Inc. (hereinafter referred to as the “Company”) proposes to grant to Employees of the Company and its Subsidiaries the opportunity to purchase shares of common stock, par value $0.01 per share, of the Company (“Shares”). Such Shares shall be purchased pursuant to this Plan, which is the MiniMed Group, Inc. 2026 Employee Stock Purchase Plan (hereinafter referred to as the “Plan”). The Company intends that the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be construed in a manner consistent with the requirements of Section 423, or any successor provision, and the regulations thereunder. The Plan is intended to encourage stock ownership by all Employees of a Participating Employer, and to be an incentive to them to remain in its employ, improve operations, increase profits and contribute more significantly to the Company’s success.
2.    Definitions.
(a)    “Board of Directors” shall mean the Company’s Board of Directors.
(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(c)    “Committee” shall mean the Compensation and Talent Committee of the Board of Directors, or any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to Section 3 of the Plan, to the extent of such delegation, as applicable.
(d)    “Corporate Transaction” shall mean (i) a dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger, consolidation or reorganization of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or (iv) a statutory share exchange or consolidation (or similar corporate transaction) involving capital stock of the Company. Notwithstanding anything to the contrary contained herein, none of the Initial Public Offering, the Divestment or the Other Disposition (each as defined in the Separation Agreement dated March 1, 2026, by and between Medtronic Group Holding, Inc. and Kangaroo US HoldCo 2, Inc., as may be amended from time to time) shall constitute a Corporate Transaction.
(e)    “Employee” shall mean any individual who, as of the eligibility date established under Section 5 hereof, is classified as an employee of the Company or a Participating Employer; provided, however, that such classification shall not exclude any employee who would not be permitted to be excluded from the Plan under Section 423 of the Code. If a person is not considered to be an employee of the Company or a Participating Employer in accordance with the preceding sentence, a subsequent determination by the Company, a Participating Employer, any governmental agency, or a court that such person is a common law employee of the Company or a Participating Employer, even if such determination is applicable to prior years, will not have retroactive effect for purposes of eligibility to participate in the Plan.

(f)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
(g)    “Participant” shall mean an Employee who has elected to participate in the Plan.
(h)    “Participating Employer” shall mean MiniMed Group, Inc. and all of its Subsidiaries (or any of their successors and assigns, by merger, purchase or otherwise, that thereby become Subsidiaries), except for those Subsidiaries that MiniMed Group, Inc. elects from time to time, by resolution duly adopted by its Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof, to be ineligible to participate in this Plan.
(i)    “Purchase Period” shall mean a period during which Participants are eligible to purchase Shares pursuant to the terms of the Plan. The Committee shall determine the length, start date, and end date of each Purchase Period, provided that no Purchase Period shall exceed 27 months.
(j)    “Rate of Exchange” shall mean the exchange rate used by the Company to record transactions on its financial records each month in which the payroll deductions or refunds are processed.
(k)    “Salary” shall mean the amount paid during the applicable Purchase Period by the Participating Employer to or for the Participant as cash compensation, including, without limitation, salary, wages, sales commissions, formula bonus and short-term incentive plan payments, overtime, salary continuation payments and sick pay. Where applicable, Salary shall be calculated before deduction of (A) any income or employment tax withholdings or (B) any contributions made by the Participant to any salary deferral plan under Section 401(k) of the Code or cafeteria benefit program under Section 125 of the Code now or hereafter established by the Company or any Participating Employer. Salary shall not include any contributions made on the Participant’s behalf by the Company or any Participating Employer to any employee benefit or welfare plan now or hereafter established (other than Section 401(k) or Section 125 of the Code contributions deducted from such Salary).
(l)    “Subsidiary” shall mean a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.
(m)    “Termination of Employment” shall mean an Employee’s complete termination of employment with MiniMed Group, Inc. and all of its Subsidiaries. In the event that any Subsidiary of MiniMed Group, Inc. ceases to be a Subsidiary of MiniMed Group, Inc., the Employees of such Subsidiary shall be considered to have terminated their employment as of the date such Subsidiary ceases to be a Subsidiary, whether or not they continue in employment with such former Subsidiary.
3.    Administration.
Initially, and unless and until otherwise determined by the Board of Directors, the Committee shall administer the Plan. Subject to the express provisions of the Plan, the Committee shall have full authority, in its discretion, to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee’s determination on the foregoing matters shall be conclusive. Any authority granted to the Committee may also be exercised by the full Board of Directors. To the extent that any permitted action taken by the Board of Directors conflicts with action taken by the Committee, the action taken by the Board of Directors shall control. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted or Shares issued under the Plan.
The Board of Directors shall fill all vacancies on the Committee and may remove any member of the Committee at any time, with or without cause. All determinations of the Committee shall be made by a majority vote of its members. Any decision which is made in writing and signed by a majority of the members of the Committee shall be effective as fully as though made by a majority vote at a meeting duly called and held. Except to the extent prohibited by applicable law or the listing standards of any stock exchange upon which the Shares may then be listed, the Committee may delegate all or any part of its responsibilities and powers to any person or persons selected by it.
4.    Duration and Purchase Periods of the Plan.
The Plan commenced as of March 9, 2026, and will terminate ten (10) years thereafter, unless extended by the Board of Directors. Notwithstanding the foregoing, this Plan shall be considered of no force or effect and any options granted hereunder shall be considered null and void unless the holders of a majority of all of the Company’s issued and outstanding Shares approve the Plan within the twelve (12) consecutive month period immediately preceding or following the date of adoption of the Plan by the Board of Directors.
Unless otherwise determined by the Committee, the Plan shall be carried out in a series of consecutive Purchase Periods, which may be consecutive calendar quarters. The Committee shall determine the length, start date, and end date of each Purchase Period, provided that no Purchase Period shall exceed 27 months. Unless otherwise determined by the Committee, each Purchase Period shall commence immediately after termination of the previous Purchase Period. In the event that all of the Shares reserved for grant of options hereunder are issued pursuant to the terms hereof prior to the commencement of one or more of the scheduled Purchase Periods, or the number of Shares remaining for optioning is so small, in the opinion of the Committee, as to render administration of any succeeding Purchase Period impracticable, such Purchase Period or Purchase Periods may be canceled. Notwithstanding anything in the Plan to the contrary, the Board of Directors, the Committee or the Committee’s delegate pursuant to Paragraph 3 hereof may, in its, her or his discretion, designate a different commencement date for a Purchase Period.
5.    Eligibility.
Each Employee who is employed by a Participating Employer immediately preceding the commencement date of a Purchase Period shall be eligible to participate in the Plan for such Purchase Period, provided that he or she has satisfied the enrollment requirements described in Section 6.

6.    Participation.
Participation in the Plan is voluntary. An eligible Employee may elect to participate in the Plan for any Purchase Period by completing the Plan payroll deduction form provided by his or her Participating Employer and delivering it to the Participating Employer or its designated representative not later than the date preceding the commencement date of the Purchase Period specified by the Chief Human Resources Officer of the Company (or such other individual as may be designated by the Committee), which form shall comply with the requirement of Section 423(b)(5) of the Code that all Employees who elect to participate in the Plan shall have the same rights and privileges. All forms under the Plan may be paper and/or electronic in nature.
An Employee who elects to participate in the Plan for any Purchase Period shall be deemed to have elected to participate in the Plan for each subsequent consecutive Purchase Period unless such Participant elects to discontinue payroll deductions during a Purchase Period or exercises his or her right to withdraw all amounts previously withheld as provided in Paragraph 9(a). In this event, the Participant must submit a change of election form or a new payroll deduction form, as the case may be, to participate in the Plan for any subsequent Purchase Period. A Participant may also increase his or her participation for any subsequent Purchase Period by submitting a new payroll deduction form during the enrollment period prior to that Purchase Period.
7.    Payroll Deductions.
(a)    Each Employee electing to participate shall indicate such election on the Plan payroll deduction form by designating that percentage of his or her Salary that he or she wishes to have deducted. Such percentage shall be stated in whole percentage points and shall be not less than two percent (2%) nor more than ten percent (10%) of the Participant’s Salary, or such other minimum and maximum percentages as the Committee or Chief Human Resources Officer (or such other individual as may be designated by the Committee), may establish from time to time prior to the start date of a Purchase Period, but not to exceed fifteen percent (15%).
Payroll deductions for a Participant shall commence on the first payday coinciding with or immediately following the commencement date of the Purchase Period and shall terminate on the last payday immediately prior to or coinciding with the termination date of that Purchase Period, unless sooner terminated by the Participant as provided in Paragraphs 7(b) or 9 hereof. The authorized deductions shall be made over the pay periods of such Purchase Period by deducting from the Participant’s Salary for each such pay period the percentage specified by the Participant as of the commencement date of the Purchase Period. Except for a Participant’s rights to reduce or discontinue deductions pursuant to Paragraphs 7(b) and 9 hereof, the same percentage deduction shall be applied against the Participant’s Salary for each pay period during such Purchase Period, whether or not the Participant’s Salary level increases or decreases after the commencement date of such Purchase Period.
The extent to which a Participant may actually exercise his or her option shall be based upon the amount actually withheld for such Participant as of the termination date of the Purchase Period.

(b)    A Participant shall not be entitled to increase the percentage amount to be deducted in a given Purchase Period after the delivery deadline specified in Paragraph 6 for filing his or her payroll deduction form. The Participant may elect at any time prior to or during a Purchase Period to decrease the percentage amount to be deducted or discontinue any further deductions in a given Purchase Period by filing an amended election form at least thirty (30) days prior to the first payroll date as of which such decrease or discontinued deduction is to become effective, or such other date as determined by the Committee or Chief Human Resources Officer (or such other individual as may be designated by the Committee) prior to the start date of a Purchase Period. In the event of such a decrease or discontinuance of deductions, the extent to which such Participant may exercise his or her option as of the termination date of the Purchase Period shall depend upon the amount actually withheld through payroll deductions for such Participant. A Participant may also completely discontinue participation in the Plan as provided in Paragraph 9 hereof.
(c)    Payroll deductions which are authorized by Participants who are paid compensation in foreign currency shall be maintained in payroll deduction accounts (as provided in Paragraph 11) in the country in which such Participant is employed until exercise of the option. Upon exercise of the option granted to such Participant, the amount so withheld shall be used to purchase up to the maximum number of Shares which is subject to that Participant’s option pursuant to Paragraph 8(a)(i) below, determined on the basis of the Rate of Exchange for currency as of the exercise date. Upon exercise of the option, the option price shall be paid to the Company in dollars after having been converted at the Rate of Exchange as of the exercise date, and the extent to which the Participant may exercise his or her option is dependent, in part, upon the Rate of Exchange as of such date.
(d)    In the event a Participant is on a paid leave of absence during a Purchase Period, the Participant’s payroll deductions shall continue uninterrupted during such paid leave. In the event a Participant is on an unpaid leave of absence during a Purchase Period, the Participant may make arrangements to pay the payroll deductions that would have been deducted from the Participant’s Salary during the Purchase Period. In all cases, the extent to which the Participant may actually exercise his or her option shall be based upon the amount actually withheld or paid by the Participant as of the termination date of the Purchase Period.
8.    Options.
(a)    Grant of Option.
(i)    Number of Shares. A Participant who is employed by the Participating Employer as of the commencement date of a Purchase Period shall be granted an option on the commencement date of that Purchase Period to purchase a number of Shares determined by dividing the total amount actually credited to that Participant’s account under Paragraph 7 hereof by the option price set forth in Paragraph 8(a)(ii); provided, that such option shall be subject to the limitations in Paragraph 8(a)(iv).
(ii)    Option Price. For each Purchase Period, the Committee shall determine, in its discretion, the option price per Share, provided, that such option price shall not be less than eighty-five percent (85%) of the lesser of (A) the fair market value per Share on the commencement date of the Purchase Period and (B) the fair market value per Share on the termination date of the Purchase Period, provided further, in each case, that such option price shall not be less than the nominal value of a Share.
(iii)    Fair Market Value. The fair market value of the Shares on such date (or the last preceding business day if such date is a Saturday, Sunday or holiday) shall be computed as follows:
A.    If the Company’s Shares shall be listed on any national securities exchange, then such price shall be computed on the basis of the closing sale price of the Shares on such exchange on such date, or, if no sale of the Shares has occurred on such exchange on that date, on the next preceding date on which there was a sale of the Shares;
B.    If the Shares shall not be so listed, then such price shall be the mean between the highest bid and asked prices quoted by a recognized market maker in the Shares on such date; or
C.    If the Shares shall not be so listed and such bid and asked prices shall not be so quoted, then such price shall be determined by an investment banking firm acceptable to the Company.
(iv)    Limitations on Purchase. Notwithstanding anything herein to the contrary:
A.    No Participant shall have the right to purchase Shares under all employee stock purchase plans of the Company, its Subsidiaries or its parent, if any, at a rate which exceeds $25,000 of fair market value of such Shares as determined at the time such option is granted (which equals $21,250 of Shares at 85% of fair market value) for each calendar year in which such option is outstanding at any time.
B.    No Employee shall be granted an option if, immediately after the grant, such Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or of any Subsidiary of the Company. For purposes of determining stock ownership under this subparagraph (B), the rules of Section 424(d) of the Code, or any successor provision, shall apply, and stock that the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
C.    The Committee may, in its discretion, limit the number of Shares available for option grants during any Purchase Period, as it deems appropriate.
(b)    Exercise of Option. Except as otherwise specified in Paragraph 9, the Participant’s option for the purchase of such number of Shares as determined pursuant to

Paragraph 8(a) will be exercised automatically for him or her as of the termination date of that Purchase Period. In no event shall a Participant be allowed to exercise his or her option for more Shares than can be purchased with the payroll deductions actually credited to his or her account during such Purchase Period, whether or not the deductions actually credited are less than the full amount to be credited as determined on the commencement date of the Purchase Period pursuant to Paragraph 7(a) hereof, it being intended that the sufficiency of amounts actually credited to a Participant’s account be a condition to the exercise of the option by such Participant.
(i)    The Committee shall have discretion to determine, from time to time, whether fractional Shares may be issued under the Plan. If the Committee determines that fractional Shares will not be issued, the Committee shall determine, in its sole discretion, whether any fractional Share will be settled in cash or eliminated by rounding down to the nearest whole Share. For Participants who use their funds to purchase the maximum amount of Shares permissible at the end of a Purchase Period, any cash amount that remains in the Participant’s account because it is insufficient to purchase a whole Share shall be held in the account until the exercise date of the next subsequent Purchase Period, at which time it will be included in the funds used to purchase Shares for that Purchase Period, except as set forth in Paragraph 9 or the Committee, in its discretion, elects to pay out such cash amount to Participants.
(ii)    Upon issuance of the Shares to the Participant at the end of a Purchase Period, the Participant may elect to have dividends payable on such Shares automatically reinvested in additional Shares or paid directly by check, as determined by the Participant through written notice to the Company’s designated agent (or pursuant to such other procedures as may be determined by the Committee from time to time).
(iii)    In the event that a Participant has made payroll deductions for a Purchase Period but, for any reason, an insufficient number of Shares are available for purchase under the Plan at the end of such Purchase Period (whether due to an insufficient share reserve, regulatory restrictions, or any other reason), all payroll deductions credited to the Participant’s account shall be refunded to the Participant in full, without interest, and no purchase of Shares shall be made for such Purchase Period. Such refund shall be made through the Participating Employer’s payroll system or by such other means as determined by the Committee. For the avoidance of doubt, the Participant shall have no right or claim to exercise an option to purchase Shares if they are unavailable under the Plan, and the sole remedy shall be the refund of contributions as provided herein.
(c)    Issuance and Delivery of Shares. As promptly as practicable after the termination date of any Purchase Period, the Company will issue the Shares purchased under the Plan. The Company may determine, in its discretion, the manner of delivery of Shares purchased under the Plan, which may be by electronic account entry into new or existing accounts, delivery of share certificates or such other means as the Company, in its discretion, deems appropriate. The Company may, in its discretion, hold such Shares on behalf of the Participants during the restricted period set forth in Paragraph 8(d) below.

(d)    Restrictions on Resale or Transfer of Shares. Unless otherwise specified by the Committee, Shares acquired by a Participant hereunder may not be sold or transferred until after the earlier of: (1) the one-year anniversary of the date on which the Shares were issued; or (2) the death of the Participant.
Any attempt by the Participant to sell or transfer such Shares in violation of this Paragraph 8(d) shall be considered null and void and of no force or effect. During such restricted transfer period, each certificate and account evidencing such Shares shall bear an appropriate legend or stop transfer order, respectively, referring to the terms, restrictions and conditions applicable to the transfer of such Shares.
9.    Withdrawal or Termination of Participation.
(a)    Withdrawal. Prior to the termination date of a Purchase Period, a Participant may withdraw all payroll deductions then credited to his or her account by giving written notice to his or her Participating Employer in accordance with the terms of this Paragraph; provided, however, that in order to be effective, such notice must be provided to the Participating Employer by the date during the Purchase Period specified by the Chief Human Resources Officer (or such other individual as may be designated by the Committee). Upon receipt of such notice of withdrawal, all payroll deductions credited to the Participant’s account will be paid to him or her and no further payroll deductions will be made for such Participant during that Purchase Period. In such case, no option shall be granted to the Participant under that Purchase Period. Partial withdrawals of payroll deductions may not be made.
(b)    Termination of Employment. In the event of a Participant’s Termination of Employment for any reason prior to the termination date of any Purchase Period in which he or she is participating, no option shall be granted to such Participant under the Plan and the payroll deductions credited to his or her account shall be returned to him or her. If a Participant is on a leave of absence that exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or contract, the Participant will be deemed to have incurred a Termination of Employment on the date that is three months and one day following the commencement of the leave.
(c)    Death. If a Participant dies before the termination date of any Purchase Period in which he or she is participating, the payroll deductions credited to the Participant’s account shall be paid to the Participant’s estate.
10.    Shares Reserved for Options.
(a)    Subject to adjustment in accordance with Paragraph 12, an aggregate of 8,424,400 Shares are reserved for issuance upon the exercise of options granted under the Plan. The number of Shares reserved and available for issuance upon the exercise of options granted under the Plan shall be cumulatively increased on May 1 of each year, beginning on May 1, 2027, by the lesser of (i) 8,424,400 Shares, (ii) one percent (1%) of the number of Shares issued and outstanding on the immediately preceding April 30 or (iii) such lesser number of Shares as determined by the

Committee. Shares subject to the unexercised portion of any lapsed or expired option may again be subject to options under the Plan.
(b)    If, as of the beginning of a Purchase Period, the total number of Shares for which options are to be granted for the Purchase Period exceeds the number of Shares then remaining available under the Plan (after deduction of all Shares for which options have been exercised or are then outstanding) and if the Committee does not elect to cancel such Purchase Period pursuant to Paragraph 4, the Committee shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as practicable. In such event, the payroll deductions to be made pursuant to the Plan that would otherwise become effective on such commencement date shall be reduced accordingly. The Committee shall give written notice of such reduction to each Participant affected.
(c)    The Participant (or, if permitted pursuant to Paragraph 10(d) hereof, the joint tenant named thereunder) shall have no rights as a shareholder with respect to any Shares subject to the Participant’s option until the date of issuance of such Shares to such Participant. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the issuance date of such Shares, except as otherwise provided pursuant to Paragraph 12.
(d)    The Shares to be delivered to a Participant pursuant to the exercise of an option under the Plan will be registered in the name of the Participant or, if the Committee permits and the Participant so directs by written notice to the Committee prior to the termination date of that Purchase Period of the Plan, in the names of the Participant and one other person as joint tenants with rights of survivorship, to the extent permitted by law. Any Shares so registered in the names of the Participant and his or her joint tenant shall be subject to any applicable restrictions on the right to transfer such Shares during such Participant’s lifetime as otherwise provided in Paragraph 8 hereof.
11.    Accounting and Use of Funds.
Payroll deductions for each Participant shall be credited to an account established under the Plan. A Participant may not make any separate cash payments into such account. Such account shall be solely for bookkeeping purposes and no separate fund or trust shall be established hereunder. All funds from payroll deductions received or held by the Participating Employers under the Plan may be used, without limitation, for any corporate purpose by the Participating Employers who shall not be obligated to segregate such funds. Such accounts shall not bear interest.
12.    Adjustment Provision.
Subject to any required action by the shareholders of the Company, in the event that (i) the issued and outstanding Shares are changed into or exchanged for a different number or kind of shares or securities of the Company or of another issuer, (ii) additional Shares or new or different securities are distributed with respect to the outstanding Shares or any other alteration to the capital structure of the Company whether through a reorganization or merger to which the

Company is a party, or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, spin-off transaction, stock consolidation or other capital change or adjustment, effected without receipt of consideration by the Company, or (iii) the value of outstanding Shares are substantially reduced as a result of a spin off transaction or an extraordinary dividend or distribution, then equitable adjustments shall automatically be made to (a) the maximum number and class of securities issuable under the Plan, (b) the number and class of securities and the price per Share in effect under each outstanding option, and (c) the maximum number and class of securities purchasable by each Participant (or, in total by all Participants if any such limitation is in effect) under the Plan on any one purchase date, provided that in no event shall the price per Share of an option be reduced to an amount that is lower than the nominal value of a Share.
In the event of a Corporate Transaction, the Board of Directors may either: (i) amend or adjust the provisions of this Plan to provide for the acceleration of the current Purchase Period and the exercise of options thereunder; (ii) continue the Plan with respect to completion of the then current Purchase Period and the exercise of options thereunder; or (iii) terminate the Plan and refund amounts credited to Participants’ bookkeeping accounts hereunder. In the event of any such continuance, Participants shall have the right to exercise their options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such sale, merger, consolidation, liquidation or other event, as provided pursuant to Section 424(a) of the Code, or any successor provision. The grant of an option pursuant to the Plan shall not limit in any way the right or power of the Company or the Board of Directors to make adjustments, reclassifications, reorganizations or changes in the Company’s capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
13.    Non-Transferability of Options.
Options granted under the Plan shall not be transferable and shall be exercisable only by the Participant to whom they are granted.
Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or the receipt of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempted assignment, transfer, pledge or other disposition shall be null and void and without effect, except that a Participating Employer may, at its option, treat such act as an election to withdraw funds in accordance with Paragraph 9(a).
14.    Amendment and Termination.
The Plan may be terminated at any time by the Board of Directors provided that, except as permitted pursuant to Paragraph 12, no such termination will take effect with respect to any completed Purchase Period. Also, the Board of Directors may, from time to time, amend the Plan as it may deem proper and in the best interests of the Company or as may be necessary to comply with Section 423 of the Code or other applicable laws or regulations, provided that no such amendment shall, without prior approval of the shareholders of the Company: (a) increase the total number of Shares for which options may be granted under the Plan (except as provided in Paragraph 12); (b) permit payroll deductions at a rate in excess of ten percent (10%) of a Participant’s compensation or such other permissible maximum contribution established by the Committee or Chief Human Resources Officer (or such other individual as may be designated by the Committee); (c) impair any outstanding option without the consent of the optionee (except as provided in Paragraph 12); (d) change the Employees or class of Employees eligible to participate under the Plan; or (e) materially increase the benefits accruing to Participants under the Plan. To the extent applicable, the Plan shall be interpreted and administered to be exempt from or to comply with Section 409A of the Code, including the regulations, notices and other guidance of general applicability issued thereunder. The Plan may be amended by the Board of Directors to the extent necessary or desirable to comply with Section 409A of the Code without the consent of any Participants.
15.    Notices.
All notices or other communications in connection with the Plan or any Purchase Period shall be in the form specified by the Committee and shall be deemed to have been duly given when sent to the Participant at his or her last known address, or the Participant’s designated personal representative or beneficiary, or to the Participating Employer or its designated representative, as the case may be.
16.    Alteration of Plan Terms to Comply with Foreign Law; Establishment of Non-Statutory Plans.
Notwithstanding any other provision of the Plan, the Committee or the Chief Human Resources Officer of the Company (or such other individual as may be designated by the Committee) may, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have Participants or to allow Participants or the Company or its Subsidiaries to obtain more favorable tax or social security treatment: (i) modify the terms and conditions of the Plan as applicable to individuals outside the United States to comply with applicable foreign laws; (ii) establish sub-plans and modify administrative procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to this Plan as appendices); and (iii) take any action deemed advisable to comply with any necessary local governmental regulatory exemptions or approvals; provided, however, that no action may be taken hereunder that would violate any securities law, tax law or any other applicable law or cause the Plan not to comply with Section 423 of the Code.
17.    Withholding.
The Company and its Subsidiaries may deduct from the Participant’s Salary or any payments or distributions hereunder, or require a Participant or beneficiary to remit promptly upon notification of the amount due (or indemnify the Company or Subsidiary for any such amounts), or otherwise satisfy by any method as determined by the Company in its sole discretion, an amount (which may, if permitted by the Committee, include Shares) to satisfy any federal, state, local or foreign taxes or any other tax or social insurance contribution liability or any other required amounts or other obligations required by law with respect to any option or Shares, in each case as determined by the Committee in its sole discretion and to the extent permitted by Section 423 of the Code or other applicable laws or regulations.
18.    Conditions for Issuance.
Notwithstanding any other provision of this Plan, the Company shall not be obligated to issue or deliver any Shares until all legal and regulatory requirements associated with such issuance or delivery have been complied with to the satisfaction of the Committee, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.